Exhibit 4.3

OMADA HEALTH, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

December 22, 2021

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4.6	Expenses	25
4.7	Entire Agreement	26
4.8	Amendments and Waivers	26
4.9	Severability	27
4.10	Aggregation of Stock	27
4.11	WAIVER OF JURY TRIAL	27

SCHEDULE A	Schedule of Investors

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OMADA HEALTH, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of December 22, 2021, by and among OMADA HEALTH, INC., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors”.

RECITALS

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of outstanding shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), outstanding shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), outstanding shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), outstanding shares of the Company’s Series C-1 Preferred Stock, par value $0.001 per share (the “Series C-1 Preferred Stock”), outstanding shares of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and outstanding shares of the Company’s Series D-1 Preferred Stock, par value $0.001 per share (the “Series D-1 Preferred Stock”), and the Prior Investors have also been granted certain information and registration rights and rights of first refusal pursuant to that certain Amended and Restated Investors’ Rights Agreement by and among the Company and the Prior Investors dated March 16, 2021 (the “Prior Rights Agreement”).

WHEREAS, certain Investors (the “Series E Investors”) have agreed to purchase shares of the Company’s Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, and the Series D-1 Preferred Stock, the “Preferred Stock”) pursuant to that certain Series E Preferred Stock Purchase Agreement dated of even date herewith by and among the Company and certain of the Investors (the “Purchase Agreement”).

WHEREAS, the Company, the undersigned Prior Investors and the Series E Investors desire to enter into this Agreement in order to amend, restate and replace, with respect to the Prior Investors, and establish, with respect to the Series E Investors, their rights and obligations under the Prior Rights Agreements with the rights and obligations set forth in this Agreement.

WHEREAS, Section 4.8 of the Prior Rights Agreement provides that the Prior Rights Agreement may be amended by the written consent of the holders of at least 66% of the “Registrable Securities” (as defined in the Prior Rights Agreement) and the undersigned parties to this Agreement hold at least 66% of such Registrable Securities.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions. For purposes of this Agreement:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management or shares the same investment adviser with, such Person. Notwithstanding anything to the contrary herein, Kaiser Permanente Ventures LLC – Series A, Kaiser Permanente Ventures LLC – Series B and The Permanente federation LLC – Series J (collectively, “Kaiser”) shall be deemed to be Affiliates of each other for purposes of this Agreement and all Ancillary Agreement (as such term is defined in the Purchase Agreement).

(c) The term “Board” means the Company’s Board of Directors, as constituted from time to time.

(d) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e) The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(f) The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.10 of this Agreement.

(g) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(h) The term “Major Investor” means an Investor that, individually or together with its Affiliates, holds at least 1,000,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization). Notwithstanding anything to the contrary, so long as Kaiser collectively owns least 1,000,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization), Kaiser shall be deemed to be a Major Investor, and so long as Wellington Management Company LLP and its Affiliates (collectively, “Wellington”, and each is a “Wellington Investor”) collectively own 1,000,000 shares of Registrable Securities, Wellington shall be deemed to be a Major Investor.

(i) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(j) The term “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

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(k) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(l) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which his rights under Section 2 of this Agreement are not assigned. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(m) The term “Restated Certificate” shall mean the Company’s Restated Certificate of Incorporation, as amended and/or restated from time to time.

(n) The term “Rule 144” shall mean Rule 144 under the Act.

(o) The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to Persons who have held shares for more than one (1) year.

(p) The term “Rule 405” shall mean Rule 405 under the Act.

(q) The term “SEC” shall mean the Securities and Exchange Commission.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Request for Registration.

(a) Subject to the conditions of this Section 2.1, if the Company shall receive at any time after the earlier of (i) three (3) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding (for purposes of this Section 2.1, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of (i) if the Initial Offering, at least twenty percent (20%) of the Registrable Securities held by the Initiating Holders, provided that the anticipated aggregate proceeds of such offering, net of underwriting discounts and commissions, would exceed $20,000,000 or (ii) if after the Initial Offering, Registrable Securities with an anticipated aggregate offering price of at least $5,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities or Common Stock that the Holders request to be registered in a written request received by the Company within ninety (90) days of receipt of the request by the Initiating Holders pursuant to this Section 2.1(a).

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(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1, and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by at least fifty-two percent (52%) in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by those Initiating Holders holding at least fifty-two percent (52%) of the Registrable Securities then held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.1:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date one hundred (100) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 2.2 below, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 2.3 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer

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such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

2.2 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 2.1 of this Agreement or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5 of this Agreement, the Company shall, subject to the provisions of Section 2.2(c) of this Agreement, use its commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration and shall promptly notify any Holder that has elected to include securities in such registration of such termination or withdrawal. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 2.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible

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with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded from the offering, and (ii) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, members, retired partners and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

2.3 Form S-3 Registration. In case the Company shall receive from the Holders of Registrable Securities (for purposes of this Section 2.3, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) with aggregate proceeds, net of underwriting discounts and commissions, of less than $3,000,000;

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(iii) if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 2.3 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv) if the Company has already effected two (2) registrations on Form S-3 pursuant to this Section 2.3 within the twelve (12) month period preceding the date of such request;

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

(vi) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 2.2 of this Agreement, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective.

(c) If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3(a). The provisions of Section 2.1(b) of this Agreement shall be applicable to such request (with the substitution of Section 2.3 for references to Section 2.1).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration effected pursuant to Section 2.1 of this Agreement.

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2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least fifty-two percent (52%) of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

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(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(j) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and;

(k) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

Notwithstanding the provisions of this Section 2, the Company shall be entitled to postpone or suspend, for a reasonable period of time not to exceed ninety (90) days, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii) materially and adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

2.5 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable

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Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $35,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 of this Agreement if the registration request is subsequently withdrawn at the request of the Holders of at least fifty-two percent (52%) of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless in the case of a registration requested under Section 2.1 or 2.3, respectively, the Holders of a at least fifty-two percent (52%) of the Registrable Securities to be registered agree to forfeit their right to one registration pursuant to Section 2.1 or 2.3, respectively; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.1 and 2.3 of this Agreement.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel, accountants and investment advisers for each Holder, any underwriter (as defined in the Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the

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Company, (ii) the omission or alleged omission of a material fact required to be stated in such registration statement, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.8(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 2.8(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented

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without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid or payable by such Holder pursuant to Section 2.8(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and otherwise.

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2.9 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member, retired member, or stockholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) after such assignment or transfer, holds at least twenty percent (20%) of the transferring Holder’s shares as of the date of such transfer or assignment provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2.12 of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

2.11  Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding at least fifty-two percent (52%) of the Registrable Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 2.1, Section 2.2 or Section 2.3 of this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

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2.12 “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.12 shall apply only to the Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Initial Offering are intended third-party beneficiaries of this Section 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Offering that are consistent with this Section 2.12 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

(b) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other Person subject to the restriction contained in this Section 2.12):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

2.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2: (a) after five (5) years following the consummation of the Initial Offering, or (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities

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held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144.

3. Covenants of the Company.

3.1 Delivery of Financial Statements.

(a) The Company shall deliver to each Major Investor:

(i) as soon as practicable, but in any event within one hundred fifty (150) days after the end of fiscal year 2021 and within one hundred twenty (120) days after the end of each fiscal year of the Company thereafter, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Board (including the approval of at least one of the Preferred Directors, as that term is defined in the Restated Certificate);

(ii) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(iii) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(iv)  as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(v) within thirty (30) days of the end of each fiscal year of the Company, a statement of stockholder’s equity and outstanding debt as of the end of such year;

(vi) such other information relating to the financial condition, business or corporate affairs of the Company as such Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this subsection (vi) or any other subsection of Section 3.1 to provide information that (A) it reasonably determines in good faith to be a trade secret or similar highly confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel; and

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(b) Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

(c) With respect to the financial statements called for in Subsection 3.1(a)(ii) and Subsection 3.1(a)(iii), an instrument executed by (i) to the extent the Company has appointed a chief financial officer, the chief financial officer, and (ii) the chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(a)(ii) and Subsection 3.1(a)(iii)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein.

3.2 Inspection. The Company shall permit each Major Investor or a third party agent of such Major Investor (including without limitation an accountant), provided that such third party agent is bound by the confidentiality restrictions provided in Section 3.8, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that (A) it reasonably determines in good faith to be a trade secret or similar highly confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3  Termination of Information and Inspection Covenants. The covenants set forth in Sections 3.1 and 3.2 shall terminate and be of no further force or effect upon the earliest to occur of (a) the consummation of the Initial Offering, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act and (c) the consummation of a Liquidation Event, as that term is defined in the Restated Certificate; provided, that, with respect to clause (c), the covenants set forth in Section 3.1 and 3.2 shall only terminate if the consideration received by the Investors in such Liquidation Event is in the form of cash and/or publicly traded securities.

3.4 Right of First Offer. Subject to the terms and conditions specified in this Section 3.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 3.4, the term “Major Investor” includes any general partners and Affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

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Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (including, without limitation, any rights to acquire securities or debt convertible, exchangeable or exercisable for securities) (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 4.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Registrable Securities issued and held by such Major Investor (assuming full conversion of all convertible securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding, including the Preferred Stock). At the expiration of such twenty (20) calendar day period, the Company shall promptly, in writing, notify each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) calendar day period commencing after the Company has given such notice to the Fully-Exercising Investors, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities then outstanding) issued and held, or issuable upon conversion of the Preferred Stock then held, by all the Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

(c) If all Shares that Major Investors are entitled to obtain pursuant to Section 3.4(b) of this Agreement are not elected to be obtained as provided in Section 3.4(b) of this Agreement, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 3.4(b) of this Agreement, offer the remaining unsubscribed portion of such Shares to any Person or Persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 3.4 shall not be applicable to shares excluded from the definition of Additional Stock (as defined in the Restated Certificate) and shares sold pursuant to the Purchase Agreement. In addition to the foregoing, the right of first offer in this Section 3.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

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(e) The rights provided in this Section 3.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund or other investment fund may assign or transfer such rights to its Affiliates.

3.5 Proprietary Information and Inventions Agreements. The Company shall require all employees and all consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by the Board or a consulting agreement containing substantially similar proprietary rights assignment and confidentiality provisions.

3.6  Employee Agreements. Unless approved by the Board (including the approval of at least one of the Preferred Directors), all future employees, consultants, or other service providers of the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (a) vesting of shares over a four (4) year period from the date of employment with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter and (b) a one hundred eighty (180)-day lockup period (plus an additional period of up to eighteen (18) days) in connection with the Initial Public Offering. The Company shall retain a right of first refusal on any transfers of such Common Stock (not issued upon conversion of Preferred Stock) until the Initial Public Offering and the right to repurchase unvested shares at cost.

3.7  Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

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3.8 Confidentiality. Each Investor agrees, severally and not jointly, to use the same degree of care as such Investor uses to protect its own confidential information for any information obtained pursuant to this Agreement or otherwise as a stockholder of the Company which the Company identifies in writing as being proprietary or confidential and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Investor by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Investor that is a limited partnership, limited liability company or other entity may disclose such proprietary or confidential information to any Affiliates, former partners, or members or the equivalent, if another entity, who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member, management company or investment adviser of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing Persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Investor. Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 3.8, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order.

3.9  Reimbursement for Costs. The Company shall reimburse each nonemployee director and observer for all reasonable and documented out-of-pocket expenses incurred in connection with attending meetings of the Board.

3.10  Board Committees. Each of the Preferred Directors (as defined in the Restated Certificate) shall have the right to serve on any and all committees of the Board.

3.11  Director and Officer Insurance. The Company shall maintain in full force and effect director and officer liability insurance in an amount of at least $2.0 million from a carrier satisfactory to the Board and on other terms to be determined by the Board.

3.12  IDEO Redemption. The Company agrees not to amend or terminate that certain Supplemental Founding Agreement by and between the Company and IDEO LLC (“IDEO”) dated as of January 17, 2013 (the “Redemption Agreement”) without the consent of the Board (including the approval of at least two of the Preferred Directors). In the event, at any time after the date of this Agreement, the Company has the right to repurchase the underlying equity described in the Redemption Agreement pursuant to the terms thereof, but the Company does not have funds legally available for, or is otherwise not permitted to make, such repurchase, then the Company may assign its right to repurchase such underlying equity from IDEO in whole or in part to the Major Investors pro rata based on the number of Registrable Securities held by all Major Investors or in such other proportions as shall mutually be agreed to by the Major Investors.

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3.13 Matters Requiring Preferred Director Approval. So long as the holders of Series A Preferred Stock are entitled to elect at least one Series A Director, the Company hereby covenants and agrees that it shall not, without approval of the Board (including the approval of the Series A Director), issue any authorized but unissued shares of Series A Preferred Stock (including any security convertible into or exercisable for such shares of Series A Preferred Stock). So long as the holders of Series A Preferred Stock are entitled to elect at least one Series A Director and the holders of Series B Preferred Stock are entitled to elect at least one Series B Director, the Company hereby covenants and agrees that it shall not, without approval of the Board (including the approval of each Preferred Director), repurchase, or assign its right to repurchase, any equity from IDEO pursuant to the Redemption Agreement.

3.14  Right to Conduct Activities.

(a) The Company hereby agrees and acknowledges that Norwest Venture Partners XII, LP (together with its affiliates, “Norwest”) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Norwest shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by Norwest in any entity competitive with the Company, or (b) actions taken by any partner, officer or other representative of Norwest to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however that the foregoing shall not relieve (x) Norwest or any party from liability associated with the willful misuse of the Company’s confidential information obtained pursuant to Section 3, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

(b) The Company hereby agrees and acknowledges that U.S. Venture Partners X, L.P. and USVP X Affiliates, L.P. (together with its affiliates, “USVP”) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, USVP shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by USVP in any entity competitive with the Company, or (b) actions taken by any partner, officer or other representative of USVP to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however that the foregoing shall not relieve (x) USVP or any party from liability associated with the willful misuse of the Company’s confidential information obtained pursuant to Section 3, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. The Company acknowledges that USVP is in the business of venture capital investing and therefore reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete

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directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict USVP from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

(c) The Company hereby agrees and acknowledges that Andreessen Horowitz Fund IV, L.P. (together with its affiliates, “Andreessen”) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Andreessen shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by Andreessen in any entity competitive with the Company, or (b) actions taken by any partner, officer or other representative of Andreessen to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however that the foregoing shall not relieve (x) Andreessen or any party from liability associated with the willful misuse of the Company’s confidential information obtained pursuant to Section 3, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. The Company acknowledges that Andreessen is in the business of venture capital investing and therefore reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict Andreessen from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

(d) The Company hereby agrees and acknowledges that Kaiser Permanente Ventures LLC – Series A, Kaiser Permanente Ventures LLC – Series B and The Permanente Federation LLC – Series J (together with their respective Affiliate, “KP”) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, KP shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by KP in any entity competitive with the Company, or (b) actions taken by any partner, officer or other representative of KP to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however that the foregoing shall not relieve (x) KP or any party from liability associated with the willful misuse of the Company’s confidential information obtained pursuant to Section 3, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

(e) The Company hereby agrees and acknowledges that Vertical GP-1, LLC (together with its respective Affiliate, “TVG”) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, TVG shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by TVG in any

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entity competitive with the Company, or (b) actions taken by any partner, officer or other representative of TVG to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however that the foregoing shall not relieve (x) TVG or any party from liability associated with the willful misuse of the Company’s confidential information obtained pursuant to Section 3, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

(f) The Company hereby agrees and acknowledges that Cigna Health and Life Insurance Company and its Affiliates (collectively, “Cigna”) invest in numerous companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted) and that Cigna’s business may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Cigna shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by Cigna in any entity competitive with the Company, (b) business conducted or actions taken by Cigna that may be deemed to be competitive with the Company, or (c) actions taken by any officer or other representative of Cigna to assist Cigna or any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however that the foregoing shall not relieve (x) Cigna or any party from liability associated with the willful misuse of the Company’s confidential information obtained pursuant to Section 3, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

(g) The Company hereby agrees and acknowledges that Aventis Inc. and its Affiliates (collectively, “Aventis”) invest in numerous companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted) and that Aventis’ business may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Aventis shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by Aventis in any entity competitive with the Company, (b) business conducted or actions taken by Aventis that may be deemed to be competitive with the Company, or (c) actions taken by any partner, officer or other representative of Aventis to assist Aventis or any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however that the foregoing shall not relieve (x) Aventis or any party from liability associated with the willful misuse of the Company’s confidential information obtained pursuant to Section 3, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

(h) The Company hereby agrees and acknowledges that Quest Diagnostics Ventures, LLC and its Affiliates (collectively, “Quest”) invest in numerous companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted) and that Quest’s business may be deemed

22

competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Quest shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by Quest in any entity competitive with the Company, (b) business conducted or actions taken by Quest that may be deemed to be competitive with the Company, or (c) actions taken by any partner, officer or other representative of Quest to assist Quest or any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however that the foregoing shall not relieve (x) Quest or any party from liability associated with the willful misuse of the Company’s confidential information obtained pursuant to Section 3, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

(i) The Company hereby agrees and acknowledges that dRX Capital AG and its Affiliates (collectively, “dRX”) invest in numerous companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted) and that dRX’s business may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, dRX shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by dRX in any entity competitive with the Company, (b) business conducted or actions taken by dRX that may be deemed to be competitive with the Company, or (c) actions taken by any partner, officer or other representative of dRX to assist dRX or any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however that the foregoing shall not relieve (x) dRX or any party from liability associated with the willful misuse of the Company’s confidential information obtained pursuant to Section 3, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

(j) The Company hereby agrees and acknowledges that Civilization Ventures II, L.P. and its Affiliates (collectively, “Civilization”) invest in numerous companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted) and that Civilization’s business may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Civilization shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by Civilization in any entity competitive with the Company, (b) business conducted or actions taken by Civilization that may be deemed to be competitive with the Company, or (c) actions taken by any partner, officer or other representative of Civilization to assist Civilization or any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however that the foregoing shall not relieve (x) Civilization or any party from liability associated with the willful misuse of the Company’s confidential information obtained pursuant to Section 3, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

23

(k) The Company hereby agrees and acknowledges that Perceptive Life Sciences Master Fund, Ltd. and its Affiliates (collectively, “Perceptive”) invest in numerous companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted) and that Perceptive’s business may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Perceptive shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by Perceptive in any entity competitive with the Company, (b) business conducted or actions taken by Perceptive that may be deemed to be competitive with the Company, or (c) actions taken by any partner, officer or other representative of Perceptive to assist Perceptive or any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however that the foregoing shall not relieve (x) Perceptive or any party from liability associated with the willful misuse of the Company’s confidential information obtained pursuant to Section 3, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

(l) The Company hereby agrees and acknowledges that Wellington invests in numerous companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted) and that Wellington’s business may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Wellington shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by Wellington in any entity competitive with the Company, (b) business conducted or actions taken by Wellington that may be deemed to be competitive with the Company, or (c) actions taken by any partner, officer or other representative of Wellington to assist Wellington or any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however that the foregoing shall not relieve (x) Wellington or any party from liability associated with the willful misuse of the Company’s confidential information obtained pursuant to Section 3, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. The Company acknowledges that Wellington is in the business of venture capital investing and therefore reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict Wellington from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

3.15 Foreign Corrupt Practices Act Enforcement Actions. The Company shall promptly notify the Major Investors should the Company become aware of any Enforcement Action (as defined in the Purchase Agreement).

3.16  Publicity. The Company shall not use or publicly disclose Wellington’s name or likeness in connection with Wellington’s purchase of shares of the Company’s Preferred Stock without Wellington’s prior written consent, provided that nothing contained herein shall prevent the Company from making any disclosures required by law, rule, regulation or court or other governmental order.

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3.17 Termination of Certain Covenants. The covenants set forth in Sections 3.4 through 3.16 (except for Section 3.8) shall terminate and be of no further force or effect upon the earliest to occur of (a) the consummation of the Initial Offering, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act or (c) the consummation of a Liquidation Event, as such term is defined in the Restated Certificate.

4.  Miscellaneous.

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2  Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of California, without regard to conflicts of law principles thereof.

4.3 Counterparts; Facsimile. This Agreement may be executed by electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and other communications shall be sent to the Company at 500 Sansome St., Suite 200, San Francisco, CA 94111, Attention: Chief Executive Officer and to the other parties at the addresses set forth on Schedule A or the signature pages hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5).

4.6  Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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4.7 Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled and superseded by this Agreement and the documents referred to herein. The Company and the Prior Investors agree that the Prior Agreement is hereby amended and restated and shall be superseded and replaced in its entirety by this Agreement and that the Prior Agreement shall be of no further force or effect.

4.8  Amendments and Waivers. Any term of this Agreement (other than Section 3.1, Section 3.2, Section 3.3, Section 3.4 and Section 3.14) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding at least fifty-two percent (52%) of the Registrable Securities; provided that no such amendment, termination or waiver shall adversely affect any Investor in a manner that is disproportionate to its holdings of stock relative to the other Investors of the same class or the same series (including through a reduction or enhancement in the rights, as applicable, of the relevant class or series) unless such amendment or waiver is agreed to in writing by a majority in interest of the disproportionately affected Investors; provided that nothing in the foregoing shall be deemed to mean that any Investor that holds shares of a series of Preferred Stock is treated in a disproportionate manner merely because the original issue price or conversion price of such series of Preferred Stock is not the same as the original issue price or conversion price of any other series of Preferred Stock. The provisions of Section 3.1, Section 3.2, Section 3.3 and Section 3.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Investors holding at least fifty-two percent (52%) of the Registrable Securities then held by all of the Major Investors; provided that no such amendment, termination or waiver shall adversely affect any Major Investor in a manner that is disproportionate to its holdings of stock relative to the other Major Investors of the same class or the same series (including through a reduction or enhancement in the rights, as applicable, of the relevant class or series) unless such amendment or waiver is agreed to in writing by a majority in interest of the disproportionately affected Major Investors; provided that nothing in the foregoing shall be deemed to mean that any Major Investor that holds shares of a series of Preferred Stock is treated in a disproportionate manner merely because the original issue price or conversion price of such series of Preferred Stock is not the same as the original issue price or conversion price of any other series of Preferred Stock. Notwithstanding anything to the contrary in this Agreement, if the rights of a Major Investor under Section 3.4 with respect to an offering of Shares are waived without the consent of any Major Investor, and any other Major Investor actually purchases Shares in any such offering (each, a “Participating Major Investor”), then each Major Investor shall be permitted to participate in such offering on a pro rata basis (based on the largest percentage of a Participating Major Investor’s Pro Rata Amount purchased by any such Participating Major Investor), in accordance with the other provisions (including notice and election periods) set forth in Section 3.4. The preceding sentence and this sentence may not be amended in any way that is adverse to any Major Investor or waived, in each case without the consent of each Major Investor. The provisions of Section 3.14 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written

26

consent of the Company and each applicable Investor whose rights held under Section 3.14 will be affected by such amendment. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.

4.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.10  Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates (including affiliated venture capital funds or venture capital funds under common investment management) or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO AND ANY OTHER PERSON CLAIMING ANY RIGHTS HEREUNDER, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Remainder of page intentionally left blank]

27

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OMAHA HEALTH, INC.

By:	/s/ Sean Duffy
Name:	Sean Duffy
Title:	Chief Executive Officer

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

FIDELITY SELECT PORTFOLIOS: HEALTH CARE PORTFOLIO		FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR HEALTH CARE FUND.

By:	/s/ Chris Maher	By:	/s/ Chris Maher
Name:	Chris Maher	Name:	Sean Duffy
Title:	Authorized Signatory	Title:	Chief Executive Officer

Address for notice Mag & Co. c/o Brown Brothers Harriman & Co. Attn: Corporate Actions /Vault 140 Broadway New York, NY 10005 ###		Address for notice Mag & Co. c/o Brown Brothers Harriman & Co. Attn: Corporate Actions /Vault 140 Broadway New York, NY 10005 ###

FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: FIDELITY U.S. EQUITY CENTRAL FUND - HEALTH CARE SUB		VARIABLE INSURANCE PRODUCTS FUND IV: VIP HEALTH CARE PORTFOLIO

By:	/s/ Chris Maher	By:	/s/ Chris Maher
Name:	Chris Maher	Name:	Chris Maher
Title:	Authorized Signatory	Title:	Authorized Signatory

Address for notice: Gerlach & Co C/o Citibank N.A/Custody IC&D Lock Box P.O Box 7247-7057 Philadelphia, P.A 19170-7057 Account Number: ###		Address for notice: State Street Bank & Trust PO Box 5756 Boston, Massachusetts 02206 Attn: NOMINEE TBD FBO Variable Insurance Products Fund IV: VIP Health Care Portfolio Email: ###

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FIDELITY SELECT PORTFOLIOS: SELECT MEDICAL TECHNOLOGY AND DEVICES PORTFOLIO		FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Chris Maher	By:	/s/ Chris Maher
Name:	Chris Maher	Name:	Chris Maher
Title:	Authorized Signatory	Title:	Authorized Signatory

Address for notice Mag & Co. c/o Brown Brothers Harriman & Co. Attn: Corporate Actions /Vault 140 Broadway New York, NY 10005 ###		Address for notice Mag & Co. c/o Brown Brothers Harriman & Co. Attn: Corporate Actions /Vault 140 Broadway New York, NY 10005 ###

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND		FIDELITY GROWTH COMPANY COMMINGLED POOL
By: Fidelity Management Trust Company, as Trustee

By:	/s/ Chris Maher	By:	/s/ Chris Maher
Name:	Chris Maher	Name:	Chris Maher
Title:	Authorized Signatory	Title:	Authorized Signatory

Address for notice: BNY Mellon PO Box 392002 Pittsburgh PA 15230 ###		Address for notice Mag & Co. c/o Brown Brothers Harriman & Co. Attn: Corporate Actions /Vault 140 Broadway New York, NY 10005 ###

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY K6 FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Address for notice: BNY Mellon PO Box 392002 Pittsburgh PA 15230 ###

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: AMOON GROWTH FUND LIMITED PARTNERSHIP by: AMOON GROWTH FUND G.P., LIMITED PARTNERSHIP, its general partner by: AMOON GENERAL PARTNER LTD., its general partner

By:	/s/ Yair Schindel
Name:
Title:

By:	/s/ Tomer Berkovitz
Name:	Tomer Berkovitz
Title:	General Partner

AMOON GROWTH FUND II, L.P.

by: AMOON GROWTH FUND II G.P., L.P., its general partner by: AMOON GROWTH II GENERAL PARTNER LTD., its general partner

By:	/s/ Yair Schindel
Name:
Title:

By:	/s/ Tomer Berkovitz
Name:	Tom Berkovitz
Title:	General Partner

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD.

By: Perceptive Advisors, LLC

By:	/s/ James H. Mannix
Name:	James H. Mannix
Title:	COO

PERCEPTIVE CREDIT HOLDINGS III, LP By: Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ James H. Mannix
Name:	James H. Mannix
Title:	COO

PCOF EQ AIV III, LP By: PCOF EQ AIV GP, LLC, its general partner

By:	/s/ James H. Mannix
Name:	James H. Mannix
Title:	COO

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

CIGNA VENTURES, LLC

By:	/s/ Craig Cimini
Name:	Craig Cimini
Title:	Managing Director

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

MADRYN SELECT OPPORTUNITIES, LP		MADRYN HEALTH PARTNERS, LP
By: MADRYN SELECT ADVISORS, LP, its General Partner By: MADRYN SELECT ADVISORS GP, LLC, its General Partner		By: MADRYN HEALTH ADVISORS, LP, its General Partner By: MADRYN HEALTH ADVISORS GP, LLC, its General Partner

By:	/s/ Avinash Amin	By:	/s/ Avinash Amin
Name:	Avinash Amin	Name:	Avinash Amin
Title:	Member	Title:	Member

MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP By: MADRYN HEALTH ADVISORS, LP, its General Partner By: MADRYN HEALTH ADVISORS GP, LLC, its General Partner

By:	/s/ Avinash Amin
Name:	Avinash Amin
Title:	Member

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Civilization Ventures Gomada, LP		Civilization Ventures II, LP.
By: Civilization Ventures II LLC		By: Civilization Ventures II LLC
Its: General Partner		Its: General Partner

By:	/s/ Shahram Seyedin-Noor	By:	/s/ Shahram Seyedin-Noor
Name:	Shahram Seyedin-Noor	Name:	Shahram Seyedin-Noor
Title:	Managing Member	Title:	Managing Member

Civilization Ventures Maximus, L.P. By: Civilization Ventures II, L.L.C. Its General Partner		Civilization Ventures Shepherd, LP By: Civilization Ventures LLC Its General Partner

By:	/s/ Shahram Seyedin-Noor	By:	/s/ Shahram Seyedin-Noor
Name:	Shahram Seyedin-Noor	Name:	Shahram Seyedin-Noor
Title:	Managing Member	Title:	Managing Member

Civilization Ventures Gibraltar, L.P. By: Civilization Ventures II, L.L.C. Its General Partner		Civilization Ventures GGHII, L.P. By: Civilization Ventures LLC Its General Partner

By:	/s/ Shahram Seyedin-Noor	By:	/s/ Shahram Seyedin-Noor
Name:	Shahram Seyedin-Noor	Name:	Shahram Seyedin-Noor
Title:	Managing Member	Title:	Managing Member

Civilization Ventures FFHI, L.P. By: Civilization Ventures LLC Its General Partner		Civilization Ventures Digital Health, L.P. By: Civilization Ventures LLC Its General Partner

By:	/s/ Shahram Seyedin-Noor	By:	/s/ Shahram Seyedin-Noor
Name:	Shahram Seyedin-Noor	Name:	Shahram Seyedin-Noor
Title:	Managing Member	Title:	Managing Member

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

RIVER KNOLL HOLDINGS LLC

By:	/s/ Trevor Fetter
Name:	Trevor Fetter
Title:	Manager

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

HADLEY HARBOR MASTER INVESTORS (CAYMAN) II L.P.

/s/ Peter N. McIsaac
By:	Wellington Management Company LLP, as investment Advisor
Name: Peter N. McIsaac
Title: Managing Director and Counsel

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

DYNAMICS GROUP, LLC

By:	/s/ Omid Farokhzad
Name:	Omid Farokhzad
Title:	Member

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

JML INVESTMENT HOLDING COMPANY, LLC

By:	/s/ Morteza Lotfi
Name:	Morteza Lotfi
Title:	Member

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

THE PRIVATE SHARES FUND

By:	/s/ Kevin Moss
Name:	Kevin Moss
Title:	President

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

REVELATION HEALTHCARE FUND II, L.P. By: Revelation Healthcare Fund II GP, LLC Its: General Partner

By:	/s/ Mike Boggs
Name:	Mike Boggs
Title:	Managing Member

REVELATION ALPINE, LLC By: Revelation Alpine GP, LLC Its: Manager

By:	/s/ Mike Boggs
Name:	Mike Boggs
Title:	Managing Member

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

OM FUND I, A SERIES OF TENACITY VENTURE CAPITAL AFFILIATE FUND, LP By: Fund GP, LLC its General Partner By: Belltower Fund Group, Ltd. Manager of the General Partner

By:	/s/ Brett Sagan
Name:	Brett Sagan
Title:	Authorized Person

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

TROUSDALE SAROSPHERE, LLC By: Trousdale Ventures, LLC, its managing member

By:	/s/ Phillip Sarofim
Name:	Phillip Sarofim
Title:	Sole Member

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ANDREESSEN HOROWITZ FUND IV, L.P. for itself and as nominee for Andreessen Horowitz Fund IV-A, L.P., Andreessen Horowitz Fund IV-B, L.P. and Andreessen Horowitz Fund IV-Q, L.P.

By: AH Equity Partners IV, L.L.C. Its general partner

By:	/s/ Scott Kupor
Name:	Scott Kupor
Title:	Managing Member

AH PARALLEL FUND IV, L.P. for itself and as nominee for AH Parallel Fund VI-A, L.P., AH Parallel Fund IV-B, L.P. and AH Parallel Fund IV-Q, L.P.

By: AH Equity Partners IV, L.L.C. Its general partner

By:	/s/ Scott Kupor
Name:	Scott Kupor
Title:	Managing Member

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

HUMANA INNOVATION ENTERPRISES, INC.

By:	/s/ Joseph M. Ruschell
Name:	Joseph M. Ruschell
Title:	AVP, Assistant General Counsel & Corporate

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

KAISER PERMANENTE VENTURES, LLC - SERIES A

By:	/s/ Thomas Meier
Name:	Thomas Meier
Title:	SVP & Treasurer

KAISER PERMANENTE VENTURES, LLC - SERIES B

By:	/s/ Thomas Meier
Name:	Thomas Meier
Title:	Member, Management Committee

THE PERMANENTE FEDERATION, LLC - SERIES J

By:	/s/ Anne Cadwell
Name:	Anne Cadwell
Title:	CFO

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

NORWEST VENTURE PARTNERS XII. LP By: Genesis VC Partners XII, LLC General Partner

By: NVP Associates, LLC Managing Member

By:	/s/ Casper de Clercq
Name:	Casper de Clercq
Title:	General Partner

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

PROVIDENCE HEALTH & SERVICES - WASHINGTON

By:	/s/ Aaron Martin
Name:	Aaron Martin
Title:	EVP

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

U.S. VENTURE PARTNERS X, L.P.

USVP X AFFILIATES, L.P. By: Presidio Management Group X, L.L.C. The General Partner of Each

By:	/s/ Dale Holladay
Name:	Dale Holladay
Title:	Attorney in Fact

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

U.S. VENTURE PARTNERS X, L.P.

USVP X AFFILIATES, L.P. By: Presidio Management Group X, L.L.C. The General Partner of Each

By:	/s/ Dale Holladay
Name:	Dale Holladay
Title:	Attorney in Fact

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ROCK SPRINGS CAPITAL MASTER FUND LP
By: Rock Springs General Partner LLC its general partner

By:	/s/ Graham McPhail
Name:	Graham McPhail
Title:	Member

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

VERTICAL GP-1, LLC

By:	/s/ Tony Chou
Name:	Tony Chou
Title:	Authorized Signatory

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

AVENTIS INC.

By:	/s/ Jason Hafler
Name:	Jason Hafler
Title:	Managing Director Sanofi Ventures

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

INTERMOUNTAIN VENTURES FUND, LLC
By: Intermountain Ventures, LLC Its: Managing Member

By:	/s/ Nickolas Mark
Name:	Nickolas Mark
Title:	Managing Director

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Jennifer Laurine Canavan and her Successors as Trustee of the Soja Family A1 Trust		Jennifer Laurine Canavan and her Successors as Trustee of the Soja Family A2 Trust

By:	/s/ Jennifer Laurine Canavan	By:	/s/ Jennifer Laurine Canavan
Name:	Jennifer Laurine Canavan	Name:	Jennifer Laurine Canavan
Title:	Trustee	Title:	Trustee

Jennifer Laurine Canavan and her Successors as Trustee of the Soja Family A3 Trust		Jennifer Laurine Canavan and her Successors as Trustee of the Soja Family Primary Trust

By:	/s/ Jennifer Laurine Canavan	By:	/s/ Jennifer Laurine Canavan
Name:	Jennifer Laurine Canavan	Name:	Jennifer Laurine Canavan
Title:	Trustee	Title:	Trustee

Jennifer Laurine Canavan and her Successors as Trustee of the Duni Family A1 Trust		Jennifer Laurine Canavan and her Successors as Trustee of the Duni Family A2 Trust

By:	/s/ Jennifer Laurine Canavan	By:	/s/ Jennifer Laurine Canavan
Name:	Jennifer Laurine Canavan	Name:	Jennifer Laurine Canavan
Title:	Trustee	Title:	Trustee

Jennifer Laurine Canavan and her Successors as Trustee of the Duni Family A3 Trust		Jennifer Laurine Canavan and her Successors as Trustee of the Duni Family Primary Trust

By:	/s/ Jennifer Laurine Canavan	By:	/s/ Jennifer Laurine Canavan
Name:	Jennifer Laurine Canavan	Name:	Jennifer Laurine Canavan
Title:	Trustee	Title:	Trustee

SIGNATURE PAGE TO

OMADA HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

SCHEDULE OF INVESTORS

Investor

Norwest Venture Partners XII, LP

Andreessen Horowitz Fund IV, L.P., as nominee.

AH Parallel Fund IV, L.P., as nominee

Kaiser Permanente Ventures, LLC - Series A

Kaiser Permanente Ventures, LLC - Series B

The Permanente Federation, LLC - Series J

U.S. Venture Partners X, L.P.

USVP X Affiliates, L.P.

IDEO LLC

Shahram Seyedin-Noor

Chip Heath

Esther Dyson

Richard DiMichele

Aberdare Ventures IV, L.P.

Nea:seed LLC

TriplePoint Ventures 2, LLC

Mitchell D. Kapor Trust dated 12/03/99

Garth R. Patil

Erik T. Engelson Trust UDT DATED March 29, 2000

Chip Health

Loren Siebert

Esther Dyson

Jay Virdy

Andras Ketskes

Vertical GP-1, LLC.

Founder Collective, L.P.

Founder Collective Entrepreneurs’ Fund, LLC

TriplePoint Ventures 3, LLC

G&H Partners

C&F Investment Partners

Donald Scott Kendall and Enmi Sung Kendall

Jeffrey Schox and Kathryn Schox

Renee Courington And David Beaver, Trustees, the Card Trust dated 6/18/1994

Anne DeGheest, trustee of A DeGheest Living Trust date June 8, 2005

Erik T. Engelson, Trustee of the Elisabeth North Kuechler Engelson Trust UTA dated January 17, 2001

Fashionmall.com, Inc.

Ben Narasin

Designer Fund LLC

F&W Investments LP – Series 2013

Saint John’s University

Alfonso Castillo Lopez

Designer Fund I L.P.

Michael Esquivel

Matthew E. Kelliher

Providence Health & Services – Washington

GE Ventures LLC

Humana Innovation Enterprises, Inc.

dRx Capital AG

Shahram Seyedin-Noor

Rock Health Seed Fund II LLC

Designer Fund I, L.P.

Cigna Health and Life Insurance Company

Adi Family, L.P.

Civilization Ventures GGHII, L.P.

Civilization Ventures Digital Health, L.P.

Civilization Ventures FFHI, L.P.

Civilization Ventures Shepherd, L.P.

Civilization Ventures II, L.P.

Civilization Ventures Maximus, L.P.

Civilization Ventures Gibraltar, L.P.

Civilization Ventures Gomada, L.P.

Aventis Inc.

Quest Diagnostics Ventures LLC

Hadley Harbor Master Investors (Cayman) II L.P.

Perceptive Life Sciences Master Fund Ltd.

Perceptive Credit Holdings III, LP

PCOF EQ AIV III, LP

RiverKnoll Holdings, LLC

Fidelity Select Portfolios: Health Care Portfolio

Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund

Fidelity Central Investment Portfolios LLC: Fidelity U.S. Equity Central Fund - Health Care Sub

Variable Insurance Products Fund IV: VIP Health Care Portfolio

Fidelity Select Portfolios: Select Medical Technology and Devices Portfolio

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

Fidelity Growth Company Commingled Pool

Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund

aMoon Growth Fund Limited Partnership

aMoon Growth Fund II, L.P.

Madryn Select Opportunities, LP

Madryn Health Partners, LP

Madryn Health Partners (Cayman Master), LP

Dynamics Group, LLC

JLM Investment Holding Company, LLC

Revelation Healthcare Fund II, L.P.

Revelation Alpine, LLC

The Private Shares Fund

OM Fund I, A Series of Tenacity Venture Capital Affiliate Fund, LP

Trousdale Sarosphere, LLC

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